Exhibit 99.1

EchoStar Declares One-Time Stock Dividend

ENGLEWOOD, Colo. (Nov. 9, 2004) – EchoStar Communications Corp. (NASDAQ: DISH) announced today that its Board of Directors has declared a one-time dividend of $1 per outstanding share of Class A and Class B Common Stock. The dividend, totaling approximately $455 million, will be payable on Dec. 14, 2004, to shareholders of record at the close of business on Dec. 8, 2004.

     EchoStar anticipates that for U.S. federal income tax purposes a portion of the dividend will be treated as income and a portion as a return of capital. The precise allocation will be determined after the end of the 2004 tax year and will be reflected on Forms 1099 DIV delivered to shareholders.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Communications Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and EchoStar Communications Corporation undertakes no obligation to update these forward-looking statements.

About EchoStar Communications

EchoStar Communications Corporation (NASDAQ: DISH) serves approximately 10.475 million satellite TV customers through its DISH Network™, and is a leading U.S. provider of advanced digital television services. DISH Network’s services include hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming, together with professional installation and 24-hour customer service. EchoStar has been a leader for 24 years in satellite TV equipment sales and support worldwide. EchoStar is included in the Nasdaq-100 Index (NDX) and is a Fortune 500 company. Visit EchoStar’s Web site at <www.echostar.com> or call 1-800-333-DISH (3474).

Investor contact:

Jason Kiser, 303-723-2210, Jason.kiser@echostar.com

Media contact:

Steve Caulk, 303-723-2010, steve.caulk@echostar.com

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